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                                                                    Exhibit 10.4


                                 PETSMART, INC.

                           1997 EQUITY INCENTIVE PLAN

            ADOPTED BY THE BOARD OF DIRECTORS EFFECTIVE MAY 22, 1997

  AMENDED BY THE BOARD OF DIRECTORS ON SEPTEMBER 29, 1998, SEPTEMBER 30, 1999,
      MARCH 28, 2001, MARCH 26, 2002, DECEMBER 10, 2002 AND MARCH 25, 2003

1.    PURPOSES.

      (a) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the Common Stock through the granting of: (i) Nonstatutory Stock Options; (ii) stock bonuses; and (iii) rights to receive or to purchase restricted stock.

      (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

      (c) The Company intends that, subject to the provisions of the Plan, the type and the amount of all Stock Awards issued under the Plan shall be in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c).

2.    DEFINITIONS.

      (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

      (b)   "BOARD" means the Board of Directors of the Company.

      (c)   "CODE" means the Internal Revenue Code of 1986, as amended.

      (d) "COMMITTEE" means a committee appointed by the Board in accordance with subsection 3(c) of the Plan.

      (e)   "COMMON STOCK" means the common stock of the Company.

      (f)   "COMPANY" means PETsMART, Inc., a Delaware corporation.

      (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include a Director.
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      (h)   "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the service relationship, whether as an Employee, Director or a Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or
(ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

      (i)   "DIRECTOR" means a member of the Board.

      (j) "DISABILITY" means that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted for a sufficiently long period of time for the individual to be eligible under the Company's policy of long-term disability insurance.

      (k) "DISINTERESTED DIRECTOR" means a Director who satisfies the requirements of Rule 16b-3(b)(3) or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

      (l) "EMPLOYEE" means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a Director's fee by the Company shall be sufficient to constitute "employment" by the Company.

      (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the Fair Market Value of a Share shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

            (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

      (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an incentive stock option pursuant to Section 422 of the Code and the regulations promulgated thereunder.

      (p) "NON-EMPLOYEE DIRECTOR" means a director of the Company who is not also an Employee.

      (q) "OFFICER" means a person who is an officer of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.


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      (r)   "OPTION" means a Nonstatutory Stock Option granted pursuant to the
Plan.

      (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (t) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

      (u) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

      (v)   "PLAN" means this PETsMART, Inc. 1997 Equity Incentive Plan.

      (w) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      (x)   "SHARE" means a share of Common Stock of the Company.

      (y) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus and any right to purchase restricted stock.

      (z)   "SECURITIES ACT" means the Securities Act of 1933, as amended.

      (aa) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.    ADMINISTRATION.

      (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Option, a stock bonus, a right to receive or to purchase restricted stock or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to a Stock Award and the number of Shares with respect to which a Stock Award shall be granted to each such person.

            (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.


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            (iii) To amend the Plan or a Stock Award as provided in Section 13.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

      (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members ("Committee"), all of the members of which Committee shall be Disinterested Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

      (d) Any requirement that an administrator of the Plan be a Disinterested Director shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

4.    SHARES SUBJECT TO THE PLAN.

      (a) Subject to the provisions of Section 12 relating to adjustments upon changes in the Common Stock, the Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate Nine Million Seven Hundred Fifty Thousand (9,750,000) Shares. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, the Shares which either: (i) are not acquired under such Stock Award; or (ii) are forfeited shall revert to and again become available for issuance under the Plan. Also, any Shares reacquired by the Company pursuant to subsection 11(d) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

      (b) Shares from the exercise or grant of Stock Awards shall not be issued to Officers and Directors in an amount which exceeds the lesser of: (i) 40% of the shares reserved under the Plan in Section 4(a) above; and (ii) 40% of the grants of Stock Awards made under the Plan. Stock Awards granted to Officers not previously employed by the Company as an inducement essential to such Officer's acceptance of employment with the Company shall not be counted toward the limits of this subsection 4(b).

      (c) The Shares subject to the Plan may be unissued Shares or reacquired Shares bought on the market or otherwise.


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5.    ELIGIBILITY.

      (a)   Stock Awards may be granted to Employees, Directors or Consultants.

      (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the Director:
(i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Directors; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

6.    OPTION PROVISIONS.

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a)   TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted or such longer or shorter term as may be provided in the Option Agreement.

      (b) PRICE. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

      (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of: (i) cash or check; (ii) promissory note (except that payment of the Share's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment);
(iii) other Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered Shares in a form approved by the Company; (iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of the Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (v) any combination of such methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.


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      (d)   TRANSFERABILITY. An Option may be transferred to the extent provided in the Option Agreement; provided that, if the Option Agreement does not expressly permit the transfer of an Option, the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

      (e) VESTING. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

      (f)   TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTING RELATIONSHIP.

            (i) In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period"), and only to the extent that the Optionee was entitled to exercise the Option on the date the Optionee's Continuous Status as an Employee, Director or Consultant terminates. The Board may at any time extend the Post-Termination Exercise Period and may provide for continued vesting during such extended period. If, as of the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to vest, in whole or in part, during the Post-Termination Exercise Period.

            (ii) An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of: (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f); or
(ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.


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      (g)   DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of: (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.

      (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of: (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement); or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.

      (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

      (j)   RE-LOAD OPTIONS.

            (i) Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other Shares in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option: (i) shall be for a number of Shares equal to the number of Shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option, the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Shares subject to the Re-Load Option on the date of exercise of the original Option.


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            (ii)  There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient Shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.    TERMS OF STOCK BONUSES AND ACQUISITIONS OF RESTRICTED STOCK.

      Each stock bonus agreement or restricted stock agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements or restricted stock agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus agreement or restricted stock agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

      (a) PURCHASE PRICE. The purchase price, if any, under each stock bonus agreement or restricted stock agreement shall be such amount as the Board shall determine and designate in such agreement. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement or restricted stock agreement in consideration for past services actually rendered to the Company or for its benefit.

      (b) TRANSFERABILITY. No rights under a stock bonus agreement or restricted stock agreement shall be transferable except by will or the laws of descent and distribution, so long as stock awarded under such agreement remains subject to the terms of any restrictive covenant (such as a repurchase option or reacquisition option) in favor of the Company.

      (c) CONSIDERATION. The purchase price, if any, of Shares acquired pursuant to a stock bonus agreement or restricted stock agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Shares are sold, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment; or (iii) in any other form of legal consideration, including past services actually rendered to the Company or for its benefit, that may be acceptable to the Board in its discretion.

      (d) VESTING. Shares sold or awarded under this Section 7 may, but need not, be subject to a repurchase option or reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

      (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the Shares held by that person which have not vested as of the date of termination under the terms of the stock bonus agreement or restricted stock agreement between the Company and such person.


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8.    CANCELLATION AND RE-GRANT OF OPTIONS.

      The Board shall have the authority to effect, at any time and from time to time: (i) the repricing of any outstanding Options under the Plan; and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of Shares, but having an exercise price per share not less than one hundred percent (100%) of the Fair Market Value per share of stock on the new grant date.

9.       COVENANTS OF THE COMPANY.

      (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of Shares required to satisfy such Stock Awards.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Stock Awards unless and until such authority is obtained.

10.   PAYMENT OF FEES IN COMMON STOCK.

      (a) A Non-Employee Director may elect to receive payment of any of his or her director fees, including the annual retainer, chairperson fee, lead director fee and meeting attendance fees (the "Director's Fees") from the Company in the form of Common Stock (the "Election"). The Board may provide rules with respect to Elections including, but not limited to, irrevocable elections, timing of such elections and revocability of elections. The Board may also set other rules with respect to the payment of Director's Fees in the form of Common Stock, including the method of calculating the number of shares of Common Stock to be issued and the timing for delivery of such shares. In the absence of any subsequent determination by the Board, the number of shares of Common Stock to be paid to a Non-Employee Director upon an Election shall be determined by dividing the amount of each fee payable by the Fair Market Value of the Common Stock on the date such fees were earned, and the amount of any fractional share shall be paid in cash.

      (b) A Non-Employee Director may elect to defer payment of any Director's Fees from the Company that are payable in the form of Common Stock to a date specified by the Non-Employee Director that is on or after termination of the Non-Employee Director's Continuous Status as an Employee, Director or Consultant. An election to defer Director's Fees shall be made pursuant to the rules, if any, provided for by the Board.

      (c) If a Non-Employee Director has elected to receive his or her fees in the form of Common Stock, a certificate (or the equivalent thereof) for the number of shares of Common Stock to which the Non-Employee Director is entitled shall be issued as soon as reasonably


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practicable following the date (deferred or current) the director is to receive the fee. Prior to issuance, shares of Common Stock subject to a Non-Employee Director's deferral election shall be maintained as a bookkeeping entry only.

11.   MISCELLANEOUS.

      (a) No Employee, Director, or Consultant or any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

      (b) Nothing in the Plan or any instrument executed, or Stock Award granted pursuant thereto, shall confer upon any Participant any right to continue to serve the Company or any Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or any Affiliate to terminate: (i) the employment of any Employee with or without notice and with or without cause; (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate; or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (c) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring Shares under any Stock Award: (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks associated with the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (i) the issuance of the Shares upon the exercise or acquisition of Shares under the Stock Award has been registered under a then-currently effective registration statement under the Securities Act; or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

      (d) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under a Stock Award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Stock Award; or (iii) delivering to the Company


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owned and unencumbered Shares, including by delivering to the Company an attestation of ownership of owned and unencumbered Shares in a form approved by the Company.

      (e) Proceeds from the sale of Shares pursuant to Stock Awards shall constitute general funds of the Company.

12.   ADJUSTMENTS UPON CHANGES IN STOCK.

      (a) If any change is made in the Shares subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of Shares and price per Share subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

      (b) In the event of a Corporate Transaction (as defined in subsection 12(d) below): (i) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan; or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar Stock Awards for those outstanding under the Plan: (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event; and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

      (c) Notwithstanding any other provision of this Plan, with respect to any Covered Service Provider, if such Covered Service Provider's continuous service with the Company or an Affiliated Entity is terminated by a Covered Termination within eighteen (18) months following the date of the Change in Control, then any Stock Awards held by such Covered Service Provider shall immediately become fully vested and exercisable, and any repurchase right by the Company or any Affiliated Entity with respect to any Shares of stock covered by such Stock Awards shall immediately lapse.

      For purposes of this subsection 12(c), "Affiliated Entity" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

      For purposes of this subsection 12(c), "Change in Control" means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all of the assets of the Company;


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
(iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (vi) in the event that the individuals who, as of the date of the adoption of this provision, are members of the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board of Directors. (If the election, or nomination for election by the Company's stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered as a member of the Incumbent Board).

      For purposes of this subsection 12(c), "Covered Service Provider" means all employees of the Company or an Affiliated Entity, members of the Board of Directors of the Company or an Affiliated Entity, and selected consultants providing significant services to the Company or an Affiliated Entity as of the occurrence of a transaction or event constituting a Change in Control.

      For purposes of this subsection 12(c), "Covered Termination" means either an involuntary termination without "Cause" or a " Constructive Termination."

      For purposes of this subsection 12(c) only, "Cause" means the occurrence of any of the following (and only the following): (i) conviction of the Covered Service Provider of any felony involving fraud or act of dishonesty against the Company or any Affiliated Entity; (ii) conduct by the Covered Service Provider which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the Covered Service Provider is a named executive officer as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission, of the Board of Directors of the Company), demonstrates gross unfitness to serve; or (iii) intentional, material violation by the Covered Service Provider to the Company or any Affiliated Entity, provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to the Covered Service Provider describing the nature of such event and the Covered Service Provider shall thereafter have thirty (30) days to cure such event. In addition, if the Covered Service Provider is not a corporate officer of the Company (i.e., an Employee not holding the title of Vice President or higher), "Cause" shall also include poor performance of the Covered Service Provider's services for the Company or any Affiliated Entity as determined by the Company following: (A) written notice to the Covered Service Provider describing the nature of such deficiency; and (B) the Covered Service Provider's failure to cure such deficiency within thirty (30) days following receipt of such written notice.


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
      For purposes of this subsection 12(c), "Constructive Termination" means that a Covered Service Provider who is a corporate officer of the Company (i.e., an Employee holding the title of Vice President or higher) voluntarily terminates his or her service after any of the following are undertaken without the Covered Service Provider's express written consent: (i) the assignment to the Covered Service Provider of any duties or responsibilities which result in any diminution or adverse change of the Covered Service Provider's position, responsibility, authority, status, circumstances or scope of service as in effect immediately prior to a Change in Control of the Company, or a change in the Covered Service Provider's titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of the Covered Service Provider from or any failure to re-elect the Covered Service Provider to any of such positions, except in connection with the termination of the Covered Service Provider's service on account of death, disability, retirement, for Cause, or any voluntary termination of service by the Covered Service Provider other than Constructive Termination; (ii) a reduction by the Company in the Covered Service Provider's annual base compensation; (iii) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which the Covered Service Provider is participating at the time of a Change in Control of the Company (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Covered Service Provider's participation in or reduce the Covered Service Provider's benefits under any Benefit Plans or deprive the Covered Service Provider of any fringe benefit enjoyed by the Covered Service Provider at the time of a Change in Control of the Company, provided, however, that the Covered Service Provider may not incur a Constructive Termination following a Change in Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Covered Service Provider or the Company's offices to a location more than twenty-five (25) miles from the location at which the Covered Service Provider performed his or her duties prior to a Change in Control of the Company, except for required travel by the Covered Service Provider on the Company's or any Affiliated Entity's business to an extent substantially consistent with the Covered Service Provider's business travel obligations at the time of a Change in Control of the Company; (v) any breach by the Company of any provision of this agreement; or
(vi) any failure by the Company to obtain the assumption of this agreement by any successor or assign of the Company.

      (d) For purposes of this Plan, "Corporate Transaction" means: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) a reverse merger in which the Company is the surviving corporation but Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

13.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

      (a)   The Board at any time, and from time to time, may amend the Plan.

      (b) The Board, in its sole discretion, may submit the Plan and/or any amendment to the Plan for stockholder approval.


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
      (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide those eligible with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder.

      (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless:
(i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

      (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

      (f) The Board may amend the terms of any Stock Award (including, without limitation, by amending the Change in Control and Severance Benefit Plan) without approval by the stockholders of the Company: (i) to extend the period for exercise of an Option pursuant to subsection 6(f), 6(g) or 6(h), provided that in no case shall such period extend beyond the term of the Option as set forth in the Option Agreement; or (ii) to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d) or Section 12.

14.   TERMINATION OR SUSPENSION OF THE PLAN.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate when all Shares reserved for issuance under the Plan have been issued and all such issued Shares are no longer subject to a repurchase option or a reacquisition option in favor of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

15.   EFFECTIVE DATE OF PLAN.

      The Plan shall become effective on May 22, 1997.


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